Exhibit 99.1

Be Active Holdings Appoints Evis Savvides to Board of Directors

Adds 20 Years Consumer Goods Experience

NEW YORK, NY -- (Marketwired) – June 25, 2014 – Be Active Holdings, Inc. (JALA), a manufacturer and marketer of Greek frozen yogurt under the Jala brand, announced the appointment of Mr. Evis Savvides to its Board of Directors.

Mr. Savvides brings to Be Active Holdings twenty years of growth strategy, financial management and business development experience in the consumer goods sector.

Mr. Savvides started his career in Public Accounting in 1994.  In 2000, he moved to the Management Consulting area where he served as a partner of a CPA firm’s consulting division.  His primary focus was helping small to medium size organizations, in the beverage and food industries grow profitably through simple, clear and effective strategy. In 2006, Evis was invited to assume the role of Chief Operating Officer for Deutsch Family Wine & Spirits, the Sales & Marketing Organization representing the [yellow tail] wine brand.  At the side of the company owners, Evis helped Deutsch grow profitably and build an environment capable of managing the organization’s aggressive growth.  In September 2013, Evis formed SFG, a consulting group focused on helping companies in the consumer goods industry implement and execute profit driven business strategies. Evis received his undergraduate degree in accounting and Masters of Science in accounting degree at Old Dominion University in Virginia where he graduated with honors and is a CPA.

“We welcome Evis to our Be Active Holdings Board of Directors, as he greatly strengthens our depth of knowledge, both strategically and financially, in the consumer goods industry, stated Sam Pugliese, Founder and President. We are pleased to continue to build out our team, both operationally and in regards to corporate governance, as we position Jala Greek frozen yogurt for distribution and revenue growth.”

About Be Active Holdings, Inc.

Be Active Holdings, Inc. is a manufacturer and marketer of Greek frozen yogurt under the Jala brand. The Company manufactures and sells low fat, low calorie, all natural probiotic enriched Greek frozen yogurt under the trade name Jala. Its Greek frozen yogurt is packaged as low fat bars and pints, which are designed to appeal to the health conscious or weight conscious consumer. The Company produces high quality, low fat, low calorie, all natural novelty frozen yogurt and ice cream products. Its proprietary Greek frozen yogurt is all fat-free and is a result of its proprietary recipe and the quality of the ingredients in the mix. Learn more about Be Active Holdings, Inc. at www.BeActiveBrands.com

Forward-Looking Statements

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact Information

Sam Pugliese, President

sam@beactivebrands.com

212-736-2310

Stephen Hart

Hayden IR

hart@haydenir.com

917-658-7878